Exhibit 99.1

DeVry Education Group Announces Fourth-Quarter and Full-Year Fiscal 2016 Results

Further diversifies revenue base across multiple in-demand education verticals

Significant cost reductions achieved at DeVry University

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--August 18, 2016--DeVry Education Group (NYSE:DV), a leading global education provider, today reported academic, operational and financial results for its fiscal 2016 fourth quarter and full-year ended June 30, 2016. DeVry Group also reported enrollment results at Carrington College, Chamberlain College of Nursing, DeVry Medical International and DeVry University and its Keller Graduate School of Management.

“In fiscal 2016, we made notable progress in further diversifying our revenue profile, while improving operating efficiencies and building on the quality, relevance and accessibility of the education we provide to our students,” said Lisa W. Wardell, president and CEO of DeVry Education Group. “Looking ahead, we have a strong sense of urgency across our organization as we focus on improving our operating performance and further evolving our offerings to meet the needs of today’s students and to fill the workforce skills gaps that are prevalent in our society. Our long-term strategy is centered on expanding our programs and delivery methods across a number of in-demand professions worldwide; particularly in technology, healthcare and professional education. In fiscal 2017, we will be laser-focused on stabilizing revenue, growing earnings per share and strategic capital allocation.”

Selected financial data for the three months ended June 30, 2016:

  Total revenue decreased 0.3 percent to $471.7 million
  Medical and Healthcare and International and Professional Education revenue grew 8.0 percent and 27.5 percent respectively, while Business, Technology and Management revenue decreased 23.4 percent
  Reported a net loss of $10.0 million, compared to net income of $29.9 million last year; net income excluding special items was $41.2 million, compared to $37.2 million last year
  Reported diluted loss per share was $0.16, compared to diluted earnings per share of $0.46 last year; earnings per share excluding special items was $0.65, compared to $0.57 last year
  DeVry Group repurchased approximately 468,000 shares of common stock, up 17 percent compared to the prior quarter

Selected financial data for the twelve months ended June 30, 2016:

  Total revenue decreased 3.5 percent to $1,843.5 million
  Medical and Healthcare and International and Professional Education revenue grew 8.9 percent and 15.5 percent respectively, while Business, Technology and Management revenue decreased 23.0 percent
  Reported a net loss of $3.2 million, compared to net income of $139.9 million last year; net income from continuing operations and excluding special items was $155.3 million, compared to $162.4 million last year
  Reported diluted earnings per share was a loss of $0.05, compared to diluted earnings per share of $2.14 last year; earnings per share from continuing operations and excluding special items was $2.41, compared to $2.49 last year
  Operating cash flow for the year was $232 million compared to $203 million last year
  Cash and cash equivalents were $308 million as of June 30, 2016 compared to $353 million as of June 30, 2015

The fiscal 2016 fourth quarter results contained a pre-tax impairment charge of $48.2 million related to the write-down of identified intangibles and goodwill at Carrington College. The quarter also contained a pre-tax charge of $34.4 million related to real estate consolidation and workforce reduction, primarily at DeVry University and Carrington College and a pre-tax gain of $3.2 million related to the sale of DeVry University’s Kansas City campus. (See “Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule”).

Operating Highlights

Medical and Healthcare Segment

For the fourth quarter, segment revenue of $231.2 million grew 8.0 percent compared to the prior year, led by solid growth at Chamberlain. Operating income for the segment, excluding special items, was $37.9 million, representing an increase of 21.5 percent from the prior year. Revenue for the fourth quarter at DeVry Medical International grew 3.8 percent to $83.3 million. For the fourth quarter, Chamberlain revenue increased 17.8 percent to $109.8 million. Revenue at Carrington College decreased 6.4 percent in the fourth quarter to $38.1 million.

Chamberlain College of Nursing received approval from the Illinois Board of Higher Education in June to offer an online Masters of Public Health (MPH) program. Following Higher Learning Commission approval, Chamberlain plans to roll out the program to an initial 12 markets beginning in January of 2017. During the quarter, the Carrington Governing Board appointed Donna M. Loraine, Ph.D., president of Carrington College. Dr. Loraine was previously chief academic officer and provost of DeVry University, where she led the vision and execution of academic quality.

International and Professional Education Segment

Fourth quarter revenue increased 27.5 percent to $106.2 million compared to the prior year, driven by acquisitions as well as organic growth. The decline in the Brazilian Real as compared to the US Dollar reduced reported revenue by approximately $7 million. On a constant currency basis, revenue in the segment grew almost 36 percent. Segment operating income excluding special items in the fourth quarter was $28.3 million, up 50.7 percent compared to $18.8 million in the prior year.

At Becker Professional Education, fourth quarter revenue was $31.5 million, up 1.6 percent from the prior year. At DeVry Brasil, revenue in the quarter grew 42.8 percent to $74.7 million. On a constant currency basis, revenue would have increased almost 57 percent.

In 2015, more than 90 percent of Watts Sells award winners prepared for the CPA exam with Becker’s CPA Exam Review Course. Becker has consistently achieved the 90 percent award level since the American Institute of Certified Public Accountants (AICPA) began naming award recipients in 2005.

Becker completed its acquisition of Association of Certified Anti-Money Laundering Specialists (ACAMS) on July 1. ACAMS is the largest international membership organization dedicated to enhancing the knowledge and skills of anti-money laundering (AML) and financial crime prevention professionals.

Business, Technology, and Management Segment

In the fourth quarter, segment revenue decreased 23.4 percent to $135.0 million. The segment recorded an operating loss of $0.7 million for the quarter compared to a loss of $1.9 million in the prior year, excluding special items. DeVry University achieved $181 million of cost savings in fiscal 2016, excluding special items, and expects to drive additional cost reduction in fiscal 2017 to maintain positive segment economics.

DeVry Group Outlook

First quarter revenue is expected to increase 1 to 2 percent versus the prior year. First quarter operating costs before special items are expected to increase less than a percent versus the prior year.

For the full year, revenue is expected to be flat compared to the prior year and earnings before special items to grow in the mid-single digits as compared to the prior year. Full year capital spending is expected to be in the $80 million range. The effective income tax rate for the fiscal year is expected to be approximately 23 percent, before special items.

Conference Call and Webcast Information

DeVry Group will hold a conference call to discuss its fiscal 2016 fourth quarter financial results on Aug. 18, 2016 at 4 p.m. CDT (5 p.m. EDT). The conference call will be led by Lisa Wardell, president and CEO, and Patrick Unzicker, chief financial officer and treasurer.

For those wishing to participate by telephone, dial 877-506-6380 (domestic) or 412-902-6690 (international). Ask for the “DeVry Education Group Call.” DeVry Group will also broadcast the conference call on DeVry Group's website at http://services.choruscall.com/links/dv160818.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry Group will archive a telephone replay of the call until Thursday, Sept. 1, 2016. To access the replay, dial 877-344-7529 (domestic) or 412-317-0088 (international), passcode 10089629. To access the webcast replay, please visit DeVry Group's website, or http://services.choruscall.com/links/dv160818.

About DeVry Education Group

DeVry Education Group empowers its students to achieve their educational and career goals. DeVry Education Group Inc. (NYSE: DV; member S&P MidCap 400 Index) is a leading global education provider and the parent organization of American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Chamberlain College of Nursing, DeVry Brasil, DeVry University and its Keller Graduate School of Management, Ross University School of Medicine and Ross University School of Veterinary Medicine. For more information, please visit www.devryeducationgroup.com.

Certain statements contained in this release concerning DeVry Group's future performance, including those statements concerning DeVry Group's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Group or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry Group's most recent Annual Report on Form 10-K for the year ending June 30, 2015 and filed with the Securities and Exchange Commission (SEC) on August 27, 2015 and its most recent Form 10-Q for the quarter ending March 31, 2016 and filed with the SEC on May 5, 2016.

Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule

DEVRY EDUCATION GROUP INC.
NON-GAAP EARNINGS DISCLOSURE
(Unaudited)
PRELIMINARY
(in thousands, except per share amounts)

	For The Three Months		For The Year
	Ended June 30,		Ended June 30,

	2016	2015	2016	2015
Net (Loss) Income	$(9,969)	$29,926	$(3,166)	$139,899
(Loss) Earnings per Share (basic-2016, diluted-2015)	$(0.16)	$0.46	$(0.05)	$2.14

Discontinued Operations	$-	$-	$-	$(4,565)
Effect on Earnings per Share (diluted)	$-	$-	$-	$(0.07)

Restructuring Expense	$34,355	$12,426	$74,225	$42,913
Effect on Earnings per Share (diluted)	$0.54	$0.19	$1.15	$0.66

Asset Impairment Charge	$48,187	$1,780	$147,660	$1,780
Effect on Earnings per Share (diluted)	$0.76	$0.03	$2.30	$0.03

Gain on Sale of Assets	$(3,183)	$-	$(7,032)	$-
Effect on Earnings per Share (diluted)	$(0.05)	$-	$(0.11)	$-

Income Tax Impact on Non-GAAP Adjustments	$(28,182)	$(6,969)	$(56,432)	$(17,599)
Effect on Earnings per Share (diluted)	$(0.44)	$(0.11)	$(0.88)	$(0.27)

Net Income from Continuing Operations Excluding Restructuring
Expense, Asset Impairment Charge and Gain on Sale of Assets,
net of tax	$41,208	$37,163	$155,255	$162,428

Earnings per Share from Continuing Operations Excluding
Restructuring Expense, Asset Impairment Charge and Gain on Sale
of Assets, net of tax (diluted)	$0.65	$0.57	$2.41	$2.49

Shares used in EPS calculation
Basic	63,536	NA	64,036	NA
Diluted	63,784	65,213	64,371	65,277

Enrollment Results
	FY 2016	FY 2015	% Change
DeVry Education Group Student Enrollments
New students(1)	8,269	10,726	-22.9%
Total students(1)	69,872	76,584	-8.8%

Chamberlain College of Nursing
May Session
New students	3,635	3,205	+13.4%
Total students	27,406	23,044	+18.9%
July Session
New students (2)	2,144	2,180	-1.7%
Total students	25,229	21,760	+15.9%

Carrington College
3 months ending June 30, 2016
New students	1,681	2,771	-39.3%
Total students	6,466	7,508	-13.9%

DeVry Medical International
May Semester
New students	535	617	-13.3%
Total students	5,850	5,978	-2.1%

DeVry University
Undergraduate – May Session
New students	2,982	3,817	-21.9%
Total students	26,492	34,524	-23.3%
Graduate – May Session
Coursetakers(3)	10,810	13,798	-21.7%

Undergraduate – July Session
New students	2,953	4,000	-26.2%
Total students	24,213	31,293	-22.6%
Graduate – July Session
Coursetakers(3)	9,742	12,084	-19.4%
1)	Includes the most recently reported enrollments at DeVry Group’s postsecondary institutions
2)	Post-licensure online programs only; pre-licensure campus-based programs start in September, January and May
3)	The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers

Chart 1: DeVry Education Group Calendar 2016 Events & Announcements
Nov. 1, 2016	Fiscal 2017 First Quarter Results Call
Nov. 10, 2016	Annual Shareholders’ Meeting

DEVRY EDUCATION GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
PRELIMINARY

	June 30,	June 30,
	2016	2015
	(in thousands, except share and par value amounts)
ASSETS
Current Assets
Cash and Cash Equivalents	$308,164	$353,022
Marketable Securities and Investments	3,609	3,579
Restricted Cash	7,183	10,743
Accounts Receivable, Net	162,389	139,163
Prepaid Expenses and Other	36,760	53,092
Total Current Assets	518,105	559,599
Land, Building and Equipment
Land	55,690	59,691
Building	488,347	485,288
Equipment	521,209	521,361
Construction in Progress	22,560	26,664
	1,087,806	1,093,004
Accumulated Depreciation	(566,043)	(547,130)
Land, Building and Equipment, Net	521,763	545,874
Other Assets
Deferred Income Taxes, Net	52,608	7,097
Intangible Assets, Net	342,856	323,731
Goodwill	588,007	552,329
Perkins Program Fund, Net	13,450	13,450
Other Assets	60,207	37,752
Total Other Assets	1,057,128	934,359
TOTAL ASSETS	$2,096,996	$2,039,832

LIABILITIES
Current Liabilities
Accounts Payable	$64,687	$63,083
Accrued Salaries, Wages and Benefits	93,328	83,491
Accrued Expenses	103,379	85,103
Deferred Revenue	100,442	90,232
Total Current Liabilities	361,836	321,909
Other Liabilities
Deferred Income Taxes, Net	29,936	21,731
Deferred Rent and Other	118,025	101,762
Total Other Liabilities	147,961	123,493

TOTAL LIABILITIES	509,797	445,402

NONCONTROLLING INTEREST	5,112	9,620
SHAREHOLDERS' EQUITY
Common Stock, $0.01 par value, 200,000,000 Shares Authorized;
62,549,000 and 63,623,000 Shares Outstanding at
June 30, 2016 and June 30, 2015, respectively	765	760
Additional Paid-in Capital	372,175	350,256
Retained Earnings	1,771,068	1,796,361
Accumulated Other Comprehensive Loss	(42,467)	(77,114)
Treasury Stock, at Cost, 13,990,000 and 12,414,000 Shares at
June 30, 2016 and June 30, 2015, respectively	(519,454)	(485,453)
TOTAL SHAREHOLDERS' EQUITY	1,582,087	1,584,810
TOTAL LIABILITIES, NONCONTROLLING INTEREST AND
SHAREHOLDERS' EQUITY	$2,096,996	$2,039,832

DEVRY EDUCATION GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
PRELIMINARY

	For The Three Months		For The Year
	Ended June 30,		Ended June 30,
	2016	2015	2016	2015	2014
	(in thousands, except per share amounts)
REVENUE:
Tuition	$429,757	$435,784	$1,673,381	$1,755,981	$1,784,638
Other Educational	41,943	37,405	170,156	153,962	138,733

Total Revenue	471,700	473,189	1,843,537	1,909,943	1,923,371
OPERATING COST AND EXPENSE:
Cost of Educational Services	247,813	249,729	986,778	1,000,055	983,436
Student Services and Administrative Expense	169,388	175,407	654,049	708,285	727,870
Restructuring Expense	34,355	12,426	74,225	42,913	32,715
Asset Impairment Charge	48,187	1,780	147,660	1,780	-
Gain on Sale of Assets	(3,183)	-	(7,032)	-	(1,918)

Total Operating Cost and Expense	496,560	439,342	1,855,680	1,753,033	1,742,103

Operating (Loss) Income	(24,860)	33,847	(12,143)	156,910	181,268
INTEREST:
Interest Income	387	48	779	2,063	1,731
Interest Expense	(353)	(1,755)	(5,934)	(5,313)	(3,632)

Net Interest Income (Expense)	34	(1,707)	(5,155)	(3,250)	(1,901)

(Loss) Income from Continuing Operations Before Income Taxes	(24,826)	32,140	(17,298)	153,660	179,367
Income Tax Benefit (Provision)	15,225	(1,884)	14,542	(18,537)	(27,699)

(Loss) Income from Continuing Operations	(9,601)	30,256	(2,756)	135,123	151,668
DISCONTINUED OPERATIONS:
Income (Loss) from Operations of Divested Component	-	-	-	1,011	(18,802)
Income Tax Benefit	-	-	-	4,565	1,845
Income (Loss) on Discontinued Operations	-	-	-	5,576	(16,957)

NET (LOSS) INCOME	(9,601)	30,256	(2,756)	140,699	134,711
Net Income Attributable to Noncontrolling Interest	(368)	(330)	(410)	(800)	(679)

NET (LOSS) INCOME ATTRIBUTABLE TO DEVRY EDUCATION GROUP	$(9,969)	$29,926	$(3,166)	$139,899	$134,032

AMOUNTS ATTRIBUTABLE TO DEVRY EDUCATION GROUP:
(Loss) Income from Continuing Operations, Net of Income Taxes	(9,969)	29,926	(3,166)	134,323	150,989
Income (Loss) from Discontinued Operations, Net of Income Taxes	-	-	-	5,576	(16,957)
NET (LOSS) INCOME ATTRIBUTABLE TO DEVRY EDUCATION GROUP	$(9,969)	$29,926	$(3,166)	$139,899	$134,032

(LOSS) EARNINGS PER COMMON SHARE ATTRIBUTABLE
TO DEVRY EDUCATION GROUP SHAREHOLDERS:
Basic:
Continuing Operations	$(0.16)	$0.46	$(0.05)	$2.08	$2.35
Discontinued Operations	-	-	-	0.09	(0.26)
	$(0.16)	$0.46	$(0.05)	$2.17	$2.09
Diluted:
Continuing Operations	$(0.16)	$0.46	$(0.05)	$2.06	$2.33
Discontinued Operations	-	-	-	0.08	(0.26)
	$(0.16)	$0.46	$(0.05)	$2.14	$2.07

Cash Dividend Declared per Common Share	$0.18	$0.18	$0.36	$0.36	$0.34

DEVRY EDUCATION GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
PRELIMINARY
	For The Year
	Ended June 30,
	2016	2015
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (Loss) Income	($2,756)	$140,699
Income from Discontinued Operations	-	(5,576)
Adjustments to Reconcile Net (Loss) Income to Net
Cash Provided by Operating Activities:

Stock-Based Compensation Expense	22,368	17,440
Depreciation	79,400	85,008
Amortization	6,151	5,548
Impairment of Goodwill and Intangible Assets	147,660	1,780
Provision for Refunds and Uncollectible Accounts	82,016	89,886
Deferred Income Taxes	(41,648)	3,563
Loss on Disposals, Accelerated Depreciation and Adjustments
to Land, Building and Equipment	14,156	6,774
Realized Gain on Sale of Assets	(7,032)	-
Changes in Assets and Liabilities, Net of Effects from
Acquisitions and Divestitures of Businesses:
Restricted Cash	3,560	(2,396)
Accounts Receivable	(91,649)	(96,534)
Prepaid Expenses and Other	8,038	(19,716)
Accounts Payable	(9,612)	10,830
Accrued Salaries, Wages, Benefits and Expenses	12,055	(24,725)
Deferred Revenue	8,862	(9,314)

Net Cash Provided by Operating Activities-Continuing Operations	231,569	203,267
Net Cash Used in Operating Activities-Discontinued Operations	-	(160)
NET CASH PROVIDED BY OPERATING ACTIVITIES	231,569	203,107

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(69,396)	(88,707)
Payment for Purchase of Businesses, Net of Cash Acquired	(173,864)	(73,117)
Marketable Securities Purchased	(105)	(158)
Cash Received on Sale of Assets	31,072	6,100
Purchase of Noncontrolling Interest of Subsidiary	(3,114)	-

NET CASH USED IN INVESTING ACTIVITIES	(215,407)	(155,882)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	337	8,828
Proceeds from Stock Issued Under Colleague Stock Purchase Plan	1,153	1,204
Repurchase of Common Stock for Treasury	(32,634)	(25,918)
Cash Dividends Paid	(22,977)	(23,230)
Payments of Seller Financed Obligations	(11,500)	(5,978)
Payment of Debt Refinancing Fees	-	(3,519)

NET CASH USED IN FINANCING ACTIVITIES	(65,621)	(48,613)

Effects of Exchange Rate Differences	4,601	(3,778)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(44,858)	(5,166)

Cash and Cash Equivalents at Beginning of Period	353,022	358,188
Cash and Cash Equivalents at End of Period	$308,164	$353,022

DEVRY EDUCATION GROUP INC.
SEGMENT INFORMATION
(Unaudited)
PRELIMINARY
(in thousands)

	For The Three Months			For The Year
	Ended June 30,			Ended June 30,
			Increase			Increase
	2016	2015	(Decrease)	2016	2015	(Decrease)
REVENUE:
Medical and Healthcare	$231,168	$214,053	8.0%	$936,332	$859,477	8.9%
International and Professional Education	106,197	83,301	27.5%	299,018	258,839	15.5%
Business, Technology and Management	135,037	176,351	-23.4%	611,132	794,162	-23.0%
Intersegment Elimination and Other	(702)	(516)	-36.0%	(2,945)	(2,535)	-16.2%
Total Consolidated Revenue	471,700	473,189	-0.3%	1,843,537	1,909,943	-3.5%
OPERATING (LOSS) INCOME:
Medical and Healthcare	(15,429)	28,696	NM	14,337	146,503	-90.2%
International and Professional Education	27,433	16,938	62.0%	41,665	36,796	13.2%
Business, Technology and Management	(25,323)	(10,446)	-142.4%	(46,897)	(17,658)	-165.6%
Reconciling Items:
Home Office and Other	(11,541)	(1,341)	-760.6%	(21,248)	(8,731)	-143.4%
Total Consolidated Operating (Loss) Income	(24,860)	33,847	NM	(12,143)	156,910	NM
INTEREST:
Interest Income	387	48	706.3%	779	2,063	-62.2%
Interest Expense	(353)	(1,755)	79.9%	(5,934)	(5,313)	-11.7%
Net Interest Income (Expense)	34	(1,707)	NM	(5,155)	(3,250)	-58.6%
Total Consolidated (Loss) Income before Income Taxes and Noncontrolling Interest	$(24,826)	$32,140	NM	$(17,298)	$153,660	NM

During the three and twelve months ended June 30, 2016, DeVry Group recorded restructuring charges related to workforce reductions and real estate consolidations at the Business, Technology and Management segment and the Medical and Healthcare segment in order to align its cost structure with enrollment. In addition, DeVry Group recorded a write-down of assets at the International and Professional Education segment related to Becker Europe. Also, DeVry Group recorded a gain on the sale of assets in the Business, Technology and Management segment related to the sale of the DeVry University, Fremont, California campus and student housing facilities and the Kansas City, Missouri campus. In addition, DeVry Group recorded asset impairment charges at the Medical and Healthcare segment related to the write-down of Carrington's intangible assets and goodwill. During the three and twelve months ended June 30, 2015, DeVry Group recorded restructuring charges related to workforce reductions at and real estate consolidations at the Business, Technology and Management segment and the Medical and Healthcare Segment in order to align its cost structure with enrollments. Also, DeVry Group recorded an asset impairment charge at the International and Professional Education segment related to Becker Europe. The following table illustrates the effects of restructuring expense, asset impairment charges and gain on sale of assets on DeVry Group’s operating income (loss). Management believes that the non-GAAP disclosure of operating income (loss) excluding these special items provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry Group’s ongoing operations and is useful for period-over-period comparisons of such operations given the special nature of the restructuring expense, asset impairment charges and gain on sale of assets. DeVry Group uses these supplemental financial measures internally in its management and budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry Group’s reported results prepared in accordance with GAAP. The following table reconciles these non-GAAP measures to the most directly comparable GAAP information (in thousands):

	For The Three Months			For The Year
	Ended June 30,			Ended June 30,
			Increase			Increase
	2016	2015	(Decrease)	2016	2015	(Decrease)

Medical and Healthcare Operating (Loss) Income	$(15,429)	$28,696	NM	$14,337	$146,503	-90.2%
Restructuring Charge	5,131	2,499	105.3%	5,567	6,947	-19.9%
Asset Impairment Charge	48,187	-	NM	147,660	-	NM
Medical and Healthcare Operating Income
Excluding Restructuring Charge and Asset Impairment Charge	$37,889	$31,195	21.5%	$167,564	$153,450	9.2%

International and Professional Education Operating Income	$27,433	$16,938	62.0%	$41,665	$36,796	13.2%
Restructuring Charge	883	66	1237.9%	1,183	78	1416.7%
Asset Impairment Charge	-	1,780	NM	-	1,780	NM
International and Professional Education Operating Income
Excluding Restructuring Charge and Asset Impairment Charge	$28,316	$18,784	50.7%	$42,848	$38,654	10.9%

Business, Technology and Management Operating Loss	$(25,323)	$(10,446)	-142.4%	$(46,897)	$(17,658)	-165.6%
Restructuring Charge	27,823	8,576	224.4%	66,979	32,607	105.4%
Gain on Sale of Assets	(3,183)	-	NM	(7,032)	-	NM
Business, Technology and Management Operating (Loss) Income
Excluding Restructuring Charge and Gain on Sale of Assets	$(683)	$(1,870)	63.5%	$13,050	$14,949	-12.7%

CONTACT:
DeVry Education Group
Investor Contact:
Joan Walter
jwalter@devrygroup.com
630-353-3800
or
Media Contact:
Ernie Gibble
egibble@devrygroup.com
630-353-9920